Exhibit 10.3

STOCK OPTION AGREEMENT

Date:	, 200

Name:	«Name»

Address:	«Address», «City», «State» «Zip»

Re:	Non-Qualified Stock Option Award Notice

Dear: «First_Name»:

Pursuant to the Pharmacopeia Drug Discovery, Inc. 2004 Stock Incentive Plan (the “Plan”), the Plan’s administrative committee (the “Committee”) granted you a Non-Qualified stock option (“Option”) to purchase shares of common stock as outlined below.

This Option is subject to the applicable terms and conditions of the Plan.

Granted To:	«Name»

Grant Date:	«Grant_Date»

Shares Underlying Option:	«Shares»

Option Price per Share:	«Option_Price»

Vesting Schedule:	25% on the first anniversary of the Grant Date; 1/48th each month thereafter

Expiration Date:	«Expiration_Date»

[Name]

HR Administrator

I hereby acknowledge receipt of the Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan and this Stock Option Agreement.  I also acknowledge receipt of a copy of the Plan and acknowledge and agree that I am bound by the terms and conditions of the Plan and this Stock Option Agreement with respect to the Option.

Signature:	Date: